                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         HUTTIG BUILDING PRODUCTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

* No fee required

                        [Huttig Building Products Logo]

                    14500 SOUTH OUTER FORTY ROAD, SUITE 400
                          CHESTERFIELD, MISSOURI 63017

March 6, 2000

Dear Huttig Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Huttig Building Products, Inc., to be held at 2:00 p.m., Eastern Daylight Time, on Monday, April 10, 2000 at The Westin Stamford Hotel, Grove II Meeting Room, One First Stamford Place, Stamford, Connecticut.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 accompanies this Proxy Statement.

     It is important that your shares be represented at the meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card, or by using the toll-free telephone number on the proxy card.

                                          Sincerely,

                                          /s/ Barry J. Kulpa
                                          Barry J. Kulpa
                                          President and Chief Executive Officer

                         HUTTIG BUILDING PRODUCTS, INC.
                    14500 SOUTH OUTER FORTY ROAD, SUITE 400
                          CHESTERFIELD, MISSOURI 63017

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 10, 2000

March 6, 2000

To The Shareholders of Huttig Building Products, Inc.:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Huttig Building Products, Inc., will be held at The Westin Stamford Hotel, Grove II Meeting Room, One First Stamford Place, Stamford, Connecticut on Monday, April 10, 2000 at 2:00 p.m., Eastern Daylight Time, for the following purposes:

     1. To elect three directors to serve for three-year terms until the Annual Meeting of Shareholders in 2003.

     2. To consider and act upon a proposal to approve the selection of Deloitte & Touche LLP as independent auditors for the Company for 2000.

     3. To transact such other business as may properly come before the meeting in connection with the foregoing or otherwise.

     The Board of Directors has fixed the close of business on February 11, 2000 as the record date for the purpose of determining shareholders entitled to notice of and to vote at said meeting or any adjournment thereof. A complete list of such shareholders will be open to the examination of any shareholder during regular business hours for a period of ten days prior to the meeting at the offices of Crane Co. at 100 First Stamford Place, Stamford, Connecticut 06902.

     In order to assure a quorum, it is important that shareholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy in the accompanying envelope, or use the toll-free telephone number set forth on the enclosed proxy card.

                                          By Order of the Board of Directors,

                                          Gregory D. Lambert
                                          Secretary

IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE REQUEST THAT YOU WRITE FOR YOUR CARD OF ADMISSION TO THE SECRETARY, HUTTIG BUILDING PRODUCTS, INC., 14500 SOUTH OUTER FORTY ROAD, SUITE 400, CHESTERFIELD, MISSOURI 63017.

                         HUTTIG BUILDING PRODUCTS, INC.
                    14500 SOUTH OUTER FORTY ROAD, SUITE 400
                          CHESTERFIELD, MISSOURI 63017

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 10, 2000

     The enclosed proxy is solicited by the Board of Directors of Huttig Building Products, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at The Westin Stamford Hotel, Grove II Meeting Room, One First Stamford Place, Stamford, Connecticut, on Monday, April 10, 2000, at 2:00 p.m., Eastern Daylight Time, or at any adjournment thereof. The enclosed proxy, when properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the directions thereon. If no directions are indicated, the proxy will be voted for each nominee for election as a director and for the proposal to approve the selection of Deloitte & Touche LLP as independent auditors for the Company for 2000. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in accordance with the discretion of the person or persons holding such proxy. Proxies may be revoked by shareholders at any time prior to the voting of the proxy by written notice to the Company, by submitting a new proxy or by personal ballot at the meeting.

     Shareholders of record may vote their proxy by using the toll-free number listed on the proxy card as an alternative to using the written form of proxy. The telephone voting procedure is designed to authenticate votes cast by use of a Personal Identification Number. The procedure allows shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. The Company has been advised by counsel that these procedures are consistent with the requirements of applicable law. Specific instructions to be followed by any shareholder of record interested in voting by telephone are set forth on the enclosed proxy card.

     This is the Company's first solicitation of proxies for its Annual Meeting of Shareholders since the Company began operations as a stand-alone public company. The Company became a publicly held company through the pro-rata distribution (the "Distribution") by Crane Co. ("Crane") of all the outstanding shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company to Crane's shareholders on December 16, 1999. Also on December 16, 1999, immediately following the Distribution, the Company purchased the U.S. building products business of The Rugby Group PLC ("Rugby") in exchange for newly issued shares of Common Stock constituting 32% of the Company's outstanding Common Stock immediately following the acquisition (the "Exchange").

     The first date on which this proxy statement and enclosed form of proxy are being sent to the Company's shareholders is on or about March 6, 2000.

     As of the close of business on February 11, 2000, the record date for determining shareholders entitled to vote at the meeting, the Company had issued and outstanding 20,519,379 shares of Common Stock. Each share of Common Stock is entitled to one vote at the meeting. Directors will be elected by a plurality vote of the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. The approval of the auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions may be specified as to all proposals to be brought before the meeting other than the election of directors. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), brokers holding shares for customers have authority to vote on certain matters even if they have not received instructions from the beneficial owners, but do not have such authority as to certain other matters (so-called "broker non-votes"). The NYSE has advised the Company that member firms of the NYSE may vote without specific instructions from beneficial owners as to the election of directors and the selection of auditors. With regard to the election of directors, votes may be cast in favor or withheld, and the three persons receiving the highest number of favorable votes will be elected as directors of the Company. As to the approval of auditors, if a shareholder abstains from voting certain shares it will have the effect of a negative vote.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of nine members divided into three classes. At the meeting, three directors are to be elected to hold office for three year terms until the Annual Meeting in 2003 and until their successors are elected and qualified. The enclosed proxy will be voted for election of the three directors of such class named in the following table. The election of these directors has been proposed and recommended by the Board of Directors. If any nominee shall, prior to the meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for such nominee, if any, as may be recommended by the Board of Directors.

     Under the Company's By-Laws, a shareholder intending to nominate any person for election as a director of the Company must notify the Secretary of the Company in writing not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. If an annual meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, a shareholder's notice must be received by the Company not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. The notice must set forth (a) as to each person nominated, (i) the name, age, business address and residence address of such person, (ii) the principal occupation of such person, (iii) the number of shares of Common Stock beneficially owned by such person and (iv) any other information required to be disclosed in solicitations for proxies for elections of directors under the federal securities laws; and (b) as to the shareholder giving such notice, (i) the name and record address of such shareholder, (ii) the number of shares of Common Stock beneficially owned by such shareholder, (iii) a description of any arrangement between such shareholder and each of his or her nominees and any other persons (including their names) pursuant to which the nominations are made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate his or her nominees and (v) any other information required to be disclosed in solicitations for proxies for elections of directors under the federal securities laws. The notice must be accompanied by the executed consent of each nominee to serve as a director if so elected.

     The age, position with the Company, period of service as a director of the Company, business experience during the past five years, directorships in other companies and shareholdings in the Company as of February 11, 2000 for each of the nominees for election and for each of those directors whose term will continue are set forth below:

                                                               SHARES OF
                                                              COMMON STOCK
                                                              BENEFICIALLY
                                                               OWNED (1)
                                                              ------------
NOMINEES FOR DIRECTOR TO BE ELECTED FOR TERMS TO EXPIRE IN
  2003

DORSEY R. GARDNER                                                 1,762
Age 57; Director since October 1999. President, Kelso
Management Company, Inc., Boston, MA (investment
management). General Partner, Hollybank Investments, L.P.,
and Thistle Investments, L.P., Miami, FL (private investment funds). Other directorships: Crane Co., S 1 Corporation.

ROBERT E. LAMBOURNE                                                None
Age 48; Director since March 2000. Finance Director, RMC
Group p.l.c., United Kingdom (international building
materials company) since June 1997. Managing Director,
Refractories Division of Hepworth PLC, United Kingdom
(building materials company), 1995 to 1997 and Finance
Director, Hepworth PLC, 1991 to 1995. Other directorships:
RMC Group p.l.c., Pace Micro Technology plc.

JAMES L. L. TULLIS                                                  444
Age 52; Director since October 1999. Chairman and Chief
Executive Officer, Tullis-Dickerson & Co., Inc., Greenwich,
CT (venture capital investments in the health care industry)
since 1986. Other directorships: Crane Co., PSS Worldmed,
Inc.

                                                               SHARES OF
                                                              COMMON STOCK
                                                              BENEFICIALLY
                                                               OWNED (1)
                                                              ------------
DIRECTORS WHOSE TERMS EXPIRE IN 2002

ALAN S. J. DURANT                                                  None
Age 62; Director since February 2000. President, RMC
Industries Corporation, Decatur, Georgia (building materials company) since 1993. Other directorships: RMC Group p.l.c.

R. S. EVANS                                                     457,518
Age 55; Director since 1972. Chairman of the Company.
Chairman and Chief Executive Officer of Crane Co. Other
directorships: Crane Co., Fansteel, Inc., HBD Industries,
Inc., Hexcel Corporation, Southdown Corporation.

BARRY J. KULPA                                                  147,310
Age 51; Director since October 1997. President and Chief
Executive Officer of the Company since October 1997. Senior
Vice President and Chief Operating Officer of Dal-Tile
International (manufacturer and distributor of ceramic
tile), 1994 to 1997. Vice President and Chief Financial
Officer of David Weekley Homes (regional homebuilder), 1992
to 1994.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

E. THAYER BIGELOW, JR.                                            5,467
Age 58; Director since October 1999. Senior Advisor,
Time-Warner Inc., New York, NY (media and entertainment
company) since October 1998. Chief Executive Officer, Court
TV, New York, NY, an affiliate of Time Warner Entertainment
LP (cable television program services) March 1997 to October
1998. President and Chief Executive Officer, Time Warner
Cable Programming Inc., Stamford, CT, a subsidiary of Time
Warner Entertainment LP (cable television program services),
1991 to 1997. Other directorships: Crane Co., Lord Abbett &
Co. Mutual Funds.

RICHARD S. FORTE                                                  3,677
Age 55; Director since October 1999. President, Dawson Forte
Cashmere Company, South Natick, MA (importer) since January
1997. Chairman since January 1997 and, prior thereto,
President, Forte Cashmere Company, Inc. (importer and
manufacturer). Other directorships: Crane Co.

PETER L. YOUNG                                                     None
Age 61; Director since February 2000. Group Chief Executive,
RMC Group p.l.c., United Kingdom (international building
materials company) since January 1996. Managing Director,
RMC Group p.l.c., May 1993 to January 1996. Other
directorships: RMC Group p.l.c., Harleyford Golf p.l.c.

---------------
(1) As determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. No director except Mr. R. S. Evans owns more than 1% of the outstanding shares of Common Stock. See Beneficial Ownership of Common Stock by Directors and Management, page 5.

     Until October 18, 1999, the Company's Board of Directors consisted of three members, including Messrs. Evans and Kulpa. In anticipation of the Distribution, effective on October 18, 1999, the Company's Board of Directors was expanded to six members, one director resigned, Messrs. Bigelow, Forte, Gardner and Tullis were elected additional directors of the Company, and the directors were divided into three classes as provided in the Company's Restated Certificate of Incorporation. On December 16, 1999 and in connection with the closing of the Exchange, the Board of Directors was expanded to nine members and three designees of Rugby were elected additional directors of the Company. Pursuant to the Registration Rights Agreement entered into by the Company and Rugby in connection with the Exchange, so long as the Common Stock owned by Rugby and received in the Exchange constitutes at least 30%, 20% and 10% of the outstanding Common Stock, Rugby is entitled to designate for nomination by the Board of Directors three, two or one directors, respectively. On November 8, 1999, the directors of Rugby unanimously recommended to Rugby shareholders to accept a cash offer to be made by RMC Group p.l.c., a public limited company organized under the laws of England and Wales ("RMC") for all of the issued and to be issued share capital of Rugby (the "RMC Offer"). The RMC Offer was made to the shareholders of Rugby on November 17, 1999. The Company has been advised by representatives of RMC that as of February 11, 2000, RMC owned approximately 95.44% of the outstanding shares of Rugby. On February 28, 2000, two of Rugby's initial designees to the Board of Directors resigned, and Messrs. Durant and Young were designated by Rugby to fill the vacancies created by these resignations and elected directors by the Company's Board of Directors. On March 2, 2000, R. Mike Sharp, the third of Rugby's initial designees, resigned. Mr. Lambourne was designated by Rugby to fill this vacancy and elected a director by the Company's Board of Directors.

     On October 18, 1999, the Board of Directors created an Executive Committee, an Audit Committee and an Organization and Compensation Committee. The Company does not have a standing nominating committee. The Executive Committee, which will meet when a quorum of the full Board of Directors cannot be readily obtained, did not meet in 1999. The principal function of the Audit Committee is to meet with the Company's management, internal auditors and independent auditors to review matters relating to the quality of financial reporting and internal accounting controls and the nature, extent and results of their audits, and otherwise maintain communications between the auditors and the Company. The Audit Committee also did not meet in 1999. The duties of the Organization and Compensation Committee include review and approval of the compensation of officers and other key employees, annual review of director compensation, administration of the EVA Incentive Compensation Plan and Stock Incentive Plan and review and approval of significant changes or additions to the compensation policies and practices of the Company. The Organization and Compensation Committee met one time in 1999. (See the Committee's report on page 9.)

     The memberships of committees during 1999 were as follows: Executive
Committee: R. S. Evans, B. J. Kulpa and J. L. L. Tullis; Audit Committee: E. T. Bigelow, Jr., R. S. Forte and D. R. Gardner; Organization and Compensation
Committee: E. T. Bigelow, Jr. (Chairman), D. R. Gardner and J. L. L. Tullis.

COMPENSATION OF DIRECTORS

     The standard retainer payable to each non-employee director is $10,000 per year. Mr. R. S. Evans receives an annual fee of $100,000 for his services as Chairman. Pursuant to the Non-Employee Director Restricted Stock Plan, non-employee directors, except the designees of Rugby, will receive, in lieu of cash, shares of Common Stock with a market value equal to that portion of the standard retainer which exceeds $5,000. All directors who are not full-time employees of the Company, other than the designees of Rugby, participate in the plan. The shares are issued each year after the Company's annual meeting, are forfeitable if the director ceases to remain a director until the Company's next annual meeting, except in the case of death, disability or change in control, and may not be sold for a period of five years or such earlier date as the director leaves the board. No restricted shares of Common Stock have been issued to non-employee directors under this plan. See Beneficial Ownership of Common Stock by Directors and Management, page 5.

     Directors also receive $500 for each board meeting attended. Non-employee members of the Executive Committee receive an annual retainer of $2,000. Members of other committees receive $500 and chairmen receive $750 for each committee meeting attended.

     Each of Messrs. Durant, Lambourne and Young have agreed with Rugby to transfer to Rugby all compensation payable to him for his services as a non-employee director of the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                          BY DIRECTORS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned, directly or indirectly, by the non-employee directors as a group (see pages 2 and 3 for individual holdings), the executive officers named in the Summary Compensation Table and all of the Company's directors and executive officers as a group, as of February 11, 2000.

                                                 SHARES
                                                 UNDER       SHARES IN
                                               RESTRICTED     COMPANY      TOTAL SHARES   PERCENT OF SHARES
                                     SHARES      STOCK      SAVINGS PLAN   BENEFICIALLY   OUTSTANDING AS OF
                                      OWNED     PLANS(1)      (401(K))       OWNED(2)     FEBRUARY 11, 2000
                                     -------   ----------   ------------   ------------   ------------------
Non-Employee Directors as a Group
  (8 persons) (3)..................  466,772         --        1,989         468,761             2.3%
Barry J. Kulpa.....................   17,100    130,121           89         147,310               *
Gregory D. Lambert.................   10,000         --           18          10,018               *
Carl A. Liliequist.................       --         --        1,585           1,585               *
David Dean.........................      500         --          242             742               *
Stokes R. Ritchie..................       --         --           65              65               *
David A. Giffin(4).................       --         --          441             441               *
Other Executive Officers (4
  persons).........................    2,568         --           46           2,614               *
Total..............................  496,940    130,121        4,475         631,536             3.1%

---------------
* Represents holdings of less than 1%.

(1) Subject to forfeiture if established service conditions are not met.

(2) As determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(3) Excludes 6,546,424 shares of Common Stock owned by Rugby, which may be deemed to be beneficially owned by each of Messrs. Durant, Lambourne and Young, each of whom is a director of RMC. Messrs. Lambourne and Young are also executive officers of RMC. Each of the foregoing expressly disclaims beneficial ownership of the shares of Common Stock owned by Rugby. Does not include 107 shares owned by Mr. Evans' spouse the beneficial ownership of which is expressly disclaimed by Mr. Evans.

(4) Mr. Giffin ceased to be an executive officer of the Company in December of 1999.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following table sets forth the ownership of Common Stock by each person known by the Company to beneficially own more than 5% of the Common Stock on February 11, 2000.

NAME AND ADDRESS OF                           AMOUNT AND NATURE OF
BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP   PERCENT OF CLASS
-------------------                           --------------------   ----------------
RMC Group p.l.c.(1).........................       6,546,424               32.0%
RMC House
Coldharbour Lane
Thorpe, Egham
Surrey TW20 8TD
England
The Crane Fund(2)...........................       1,728,537                8.4%
100 First Stamford Place
Stamford, CT 06902

---------------
(1) According to a Statement on Schedule 13D filed by RMC on December 22, 1999, as of that date it owned approximately 29.9% of the outstanding shares of Rugby. The Company has been advised by representatives of RMC that as of February 11, 2000, it owned approximately 95.44% of the outstanding shares of Rugby, which is the direct beneficial owner of the 6,546,424 shares of Company Common Stock.

(2) The Crane Fund is a charitable trust managed by trustees appointed by the board of directors of Crane Co. The incumbent trustees are: G. A. Dickoff,
    A. I. duPont, J. R. Packard and M. L. Raithel, all of whom are executive officers of Crane. Pursuant to the trust instrument, the shares held by the trust shall be voted by the trustees as directed by the board of directors of Crane, the distribution of the income of the trust for its charitable purposes is subject to the control of the board of directors of Crane and the shares may be sold by the trustees only upon the direction of the board of directors of Crane. None of the directors or the trustees has any direct beneficial interest in, and all disclaim beneficial ownership of, shares held by The Crane Fund.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     Shown below is information concerning the annual and long-term compensation for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1999 and 1998 for Barry J. Kulpa, the Company's Chief Executive Officer, the other four most highly compensated individuals who serve as executive officers of the Company and one other individual who was an executive officer of the Company during 1999 but was no longer so at December 31, 1999. The compensation described in this table was paid by the Company or an affiliate of the Company.

                                     ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                        ---------------------------------------------   ----------------------------
                                                                          COMPANY       SECURITIES
                                                           OTHER        RESTRICTED      UNDERLYING
NAME AND                                     BONUS        ANNUAL           STOCK      CRANE OPTIONS/
PRINCIPAL POSITION      YEAR   SALARY($)    ($)(1)    COMPENSATION($)   AWARD($)(2)     SARS(#)(3)
------------------      ----   ----------   -------   ---------------   -----------   --------------
Barry J. Kulpa.......   1999    263,000     130,000           --          274,056         32,528
  President and         1998    250,000     130,671           --               (2)        36,000
  Chief Executive
    Officer
Gregory D. Lambert...   1999    185,000      50,000           --               --          8,132
  Vice President -
    Administration
    and Chief
    Financial
    Officer(5)
Carl A. Liliequist...   1999    147,500     146,343           --               --          2,711
  Regional Vice         1998    147,188     166,031           --               --          2,250
  President
David Dean...........   1999    100,325      16,436           --               --             --
  Treasurer             1998     98,600      23,259           --               --             --
Stokes R. Ritchie....   1999    140,000       2,333           --               --          2,711
  Regional Vice         1998     58,333      35,000           --               --             --
  President
David A. Giffin......   1999    130,000      10,084           --               --          1,626
  Regional Vice         1998    115,753      37,608           --               --            750
  President(6)

                           LONG TERM COMPENSATION
                       -------------------------------

NAME AND                  LTIP          ALL OTHER
PRINCIPAL POSITION     PAYOUTS($)   COMPENSATION($)(4)
------------------     ----------   ------------------
Barry J. Kulpa.......     --              5,905
  President and           --              6,152
  Chief Executive
    Officer
Gregory D. Lambert...     --              1,975
  Vice President -
    Administration
    and Chief
    Financial
    Officer(5)
Carl A. Liliequist...     --              5,257
  Regional Vice           --              5,339
  President
David Dean...........     --              3,951
  Treasurer               --              3,912
Stokes R. Ritchie....     --              5,238
  Regional Vice           --                238
  President
David A. Giffin......     --              4,952
  Regional Vice           --              5,184
  President(6)

---------------
(1) Represents the amounts paid to the named executives under Crane's EVA Incentive Compensation Plan. After giving effect to such payments, the named executives have credited to their accounts under the Company's EVA Incentive Compensation Plan the following amounts, which are subject to increase or decrease in future years: Barry J. Kulpa, $72,530; Gregory D. Lambert, $9,393; Carl A. Liliequist, $302,686; David Dean, $24,654; Stokes R. Ritchie, $2,322; and David A. Giffin, $20,169. Under the program one-third of the account balance in any year will be payable to the named executive. The Company is responsible for the account balances of the foregoing employees and the other Company employees participating in this plan.

(2) Prior to the Distribution, Mr. Kulpa had been granted an aggregate of 15,000 shares of time-based Crane restricted stock, including 7,500 shares in 1999. In the Distribution, Mr. Kulpa received 3,333 shares of restricted Company Common Stock in respect of his ownership of the 15,000 shares of time-based Crane restricted stock. Based on the closing price of $3.4375 per share of the Company's Common Stock on December 16, 1999, the date of the Distribution, the value of the 3,333 shares on that date was $11,457. This value is included in the $274,056 reported in the Summary Compensation Table. In connection with the Distribution, on December 17, 1999 the 15,000 shares of time-based Crane restricted stock owned by Mr. Kulpa were converted into 61,788 shares of the Company's time-based restricted stock. Based on the closing price of $4.25 per share of the Company's Common Stock on December 17, 1999, the value of the 61,788 shares was $262,599. In years prior to the Distribution, Mr. Kulpa also had been granted shares of performance-based Crane restricted stock which were canceled at the time of the Distribution. The aggregate value at December 31, 1999 of the 65,121 shares of restricted Common Stock held by Mr. Kulpa was $321,535 based on the closing price of $4.9375 of the Common Stock on that date. The restrictions on

    32,561 shares of Mr. Kulpa's restricted Common Stock will lapse in 2003, and the restrictions on the remaining 32,560 shares will lapse in 2004. Dividends will be paid on all restricted stock at the same rate as other shares of Common Stock.

(3) No options to purchase shares of the Company's Common Stock were outstanding in 1999. The shares reported in this column are shares of Crane's common stock underlying options that were granted by Crane prior to the Distribution. Unexercised Crane stock options held by Company employees after March 15, 2000 will be forfeited.

(4) Amounts include Crane's matching contribution for eligible employees for the purchase of common stock in Crane's Saving & Investment Plan (401(k)) and premiums for life insurance.

(5) Mr. Lambert became an employee of the Company in January of 1999.

(6) Mr. Giffin ceased to be an executive officer of the Company in December of 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is information on grants to the executive officers named in the Summary Compensation Table of options to purchase shares of Crane common stock pursuant to the Crane Stock Option Plan during the year ended December 31, 1999. No options to purchase shares of Company Common Stock were granted in 1999.

                                   NUMBER OF            % OF
                                   SECURITIES    TOTAL/OPTIONS/SARS
                                   UNDERLYING        GRANTED TO       EXERCISE OR                 GRANT DATE
                                  OPTIONS/SARS      EMPLOYEES IN      BASE PRICE    EXPIRATION     PRESENT
NAME                               GRANTED(1)      FISCAL YEAR(1)     $/SHARE(2)       DATE      VALUE($)(3)
----                              ------------   ------------------   -----------   ----------   ------------
Barry J. Kulpa..................     32,528            63.83%            21.96        4/5/09       $186,711
Gregory D. Lambert..............      8,132            15.96%            21.96        4/5/09       $ 46,678
Carl A. Liliequist..............      2,711             5.32%            21.96        4/5/09       $ 15,561
David Dean......................         --               --                --            --             --
Stokes R. Ritchie...............      2,711             5.32%            21.96        4/5/09       $ 15,561
David A. Giffin.................      1,626             3.19%            21.96        4/5/09       $  9,333

---------------
(1) No SARs were granted.

(2) The options reported in this table are options to purchase shares of Crane's common stock, and were granted prior to the Distribution under Crane's Stock Option Plan. The Options held by Company employees and reported in this table reflect adjustments made to all Crane stock options in connection with the Distribution. Following the Distribution, Crane stock options held by Company employees continue to vest in accordance with their terms and remain exercisable until March 15, 2000. Unexercised Crane stock options held by Company employees after March 15, 2000 will be forfeited. The exercise price of the options reported in this table was equal to 100% of the fair market value of the shares on the date of grant. The exercise price may be paid by delivery of shares of Crane common stock owned for more than six months and income tax obligations related to exercise may be satisfied by surrender of shares of Crane common stock received upon exercise, subject to certain conditions.

(3) The amounts shown were calculated using a Black-Scholes option pricing model which derives a value of $5.74 per share for each option granted. The estimated values assume a risk-free rate of return of 5.07% based upon the 100-year Treasury (adjusted for constant maturities) from the Federal Reserve Statistical Release H.15(519), stock price volatility of 25.14%, a dividend payout ratio of 1.85% and an option duration of 5.12 years. The actual value, if any, that an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, and so the value realized by an executive may be more or less than the value estimated by the Black-Scholes model.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The information set forth in the following table relates to options to purchase Crane common stock that were exercised by the executive officers named in the Summary Compensation Table in 1999. No options to purchase the Company's Common Stock were outstanding during 1999.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS/SARS(1) AT            OPTIONS/SARS(1) AT
                              SHARES                         FISCAL YEAR-END(#)           FISCAL YEAR-END($)(2)
                            ACQUIRED ON      VALUE       ---------------------------   ---------------------------
NAME                        EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   ------------   -----------   -------------   -----------   -------------
Barry J. Kulpa............      --            --           37,814         58,144              --          --
Gregory D. Lambert........      --            --               --          8,132              --          --
Carl A. Liliequist........      --            --           22,567          4,541        $116,859          --
David Dean................      --            --            1,219            407              --          --
Stokes R. Ritchie.........      --            --               --          2,711              --          --
David A. Giffin...........      --            --           18,398          2,338        $118,305          --

---------------
(1) No SARs were held at December 31, 1999.

(2) Computed based upon the difference between aggregate fair market value at December 31, 1999 and aggregate exercise price.

REPORT ON EXECUTIVE COMPENSATION BY THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE COMPANY

     The Organization and Compensation Committee of the Company (the "Committee") was constituted in October 1999 prior to Crane's Distribution of the Company's Common Stock. In anticipation of the Distribution, the Committee adopted executive compensation plans for the Company that are nearly identical to the plans maintained by Crane for its executive officers. The Committee intends to conduct a market survey of the compensation plans in effect at other corporations of similar size and characteristics in the Company's industrial category to determine whether the compensation plans put in place in connection with the Distribution are appropriate for the Company. Because the Distribution did not occur until December 16, 1999, substantially all decisions affecting compensation of the Company's Chief Executive Officer and its other senior executives during 1999 were made under plans, arrangements and commitments approved by the Organization and Compensation Committee of Crane (the "Crane Committee").

     According to Crane's proxy statements, the Crane Committee has established a three-pronged approach to executive officer and key employee compensation: competitive base salaries; short and medium-term cash incentive compensation linked to measurable increases in shareholder value; and long-term incentive compensation utilizing awards of restricted common stock and stock options the value of which is keyed to increases in shareholder returns (primarily increases in the price of common stock). The Committee generally expects to follow a similar approach, subject to consideration of the results of the market survey it intends to conduct.

BASE SALARIES

     Increases in base salaries of the Company's executive officers named in the Summary Compensation Table averaged 5% during 1999. In anticipation of the Distribution, the Committee established new compensation levels effective December 16, 1999 for the Company's President and Chief Executive Officer and Vice President, Administration and Chief Financial Officer, in light of their expanded responsibilities with the Company in effecting the Distribution and afterwards as executives of a stand-alone public corporation. The Committee also established base salaries effective on December 16, 1999 for new executive officers of the Company who had been key employees of Rugby prior to its acquisition by the Company on that date. All of the base salaries set by the Committee were designed to be at a level that, in the view of the Committee, was appropriate for executives of a public corporation of the Company's size and industrial category.

SHORT AND MEDIUM-TERM INCENTIVE COMPENSATION

     Crane's annual incentive compensation program utilizes the principles of economic value added ("EVA") with a three year rolling horizon. EVA* is defined as the difference between the return on total capital invested in the business and the cost of capital, multiplied by total capital employed. The Company's incentive compensation program also uses the EVA principles with a three-year horizon. The Committee believes that, compared to such common performance measures as return on capital, return on equity, growth in earnings per share and growth in cash flow, EVA has the highest correlation with the creation of value for shareholders over the long term.

     Crane's EVA program does not involve the meeting of pre-established goals, as such. Rather, the increase or decrease in EVA during the year, both absolutely and compared to the prior year, is the sole basis for any incentive compensation award, thereby motivating managers to focus on continuous value improvement. Awards are generally uncapped to provide maximum incentive to create value and, because awards may be positive or negative, executives can incur penalties when value is reduced.

     While particular EVA formulas under the Crane program are tailored to the size and unique characteristics of the particular Crane business unit or units for which a specific executive is responsible, the key elements of the EVA formula applicable to any individual are the cost of capital, the return on capital, the amount of capital employed in the unit, the net operating profit of the unit after tax and the prior year's EVA. Thus, the EVA formula requires the executive to focus on improvement in the unit's balance sheet as well as the income statement. Awards are calculated on the basis of year end results, and the formula utilizes both a percentage of the change in EVA of a unit from the prior year, whether positive or negative, and a percentage of the positive EVA, if any, in the current year. EVA awards are calculated for Crane as a whole for the corporate executives or where appropriate for the unit for which the executive is responsible. For 1999, the Company was a unit of Crane for these purposes. Each executive receives a pre-established percentage of the total award allocable to the executive's business unit.

     In connection with the Distribution, the Company agreed to assume responsibility for the account balances of its executives under Crane's EVA plan, so that all account balances for the Company's executive officers are now under the Company's EVA plan. Each participating executive has an EVA "bank account" which consists of a cash subaccount and a stock subaccount. The Company's EVA plan allows an executive to elect to allocate his or her annual EVA award (or, for the initial plan year, his or her combined 1999 EVA award and transferred Crane EVA plan account balance) either entirely to the cash subaccount or 50% to the cash subaccount and 50% to the stock subaccount. For future elections, if the executive elects the 50/50 allocation option, a negative EVA award will not affect the executive's stock subaccount; rather, only 50% of the negative EVA award will be debited to the executive's cash subaccount balance. If the executive has a positive cash subaccount balance following the allocation of his or her EVA award (or the initial allocation of the executive's 1999 EVA award and the transferred Crane EVA plan balance), one-third of the cash subaccount balance will be paid to the executive in cash. If, on the other hand, the executive has a negative cash subaccount balance, the executive will receive no incentive compensation payments until the aggregate of subsequent EVA awards results in a positive cash subaccount balance. Each year, interest is added to a positive cash subaccount balance or charged to a negative cash subaccount balance at an appropriate money market rate.

     If the executive elects to allocate 50% of his or her positive EVA award (or combined 1999 award and transferred Crane balance) to a stock subaccount, the executive will be granted restricted shares of Company Common Stock with a value equal to the amount allocated to the stock subaccount. The restricted shares will be subject to the provisions of the Company's 1999 Stock Incentive Plan. The restricted shares will vest over a two-year period in two substantially equal annual installments.

     Generally, the executive's cash subaccount balance and unvested restricted shares are subject to forfeiture if the executive terminates employment with the Company. However, the executive will receive a full distribution of his or her cash subaccount balance and his or her restricted shares will be fully vested if the executive's termination is due to the executive's death, disability or retirement at age 65, or if a change in control of the

---------------

* EVA is a registered trademark of Stern, Stewart & Co.

Company occurs or the executive's business unit is acquired by an unrelated party. In addition, if the executive remains employed with the Company but is no longer eligible to participate in the plan, his or her cash subaccount balance will be paid out in two equal annual installments and the executive's restricted shares will continue to vest.

     Although the incentive awards for the Company's executive officers who were key employees of the business unit at the beginning of 1999 were granted under Crane's EVA program, the Committee approved the final awards at its January 2000 meeting. Although the program is formula driven, the Committee retains discretion to review and adjust its impact on the Company and individuals for reasonableness and to preserve its incentivizing objectives.

LONG-TERM INCENTIVE COMPENSATION

     The Committee believes that executive officers approach their responsibilities more like owners of the Company as their holdings of and potential to own Company Common Stock increase.

     Stock Options. In 1999, the Crane Committee granted 50,960 stock options to the officers and key employees of the Company. See "Option Grants In Last Fiscal Year" on page 8. In connection with the Distribution, each option for Crane common stock outstanding under Crane's Stock Option Plan as of the close of business on December 16, 1999 was adjusted to reflect the Distribution as follows: the number of shares of Crane common stock subject to the option on December 16, 1999 was multiplied by 1.084270 (the "Option Ratio") and then rounded to the nearest whole share. The per-share exercise price of the Crane option on December 16, 1999 was divided by the Option Ratio. The Option Ratio was calculated by dividing the average of the high and low sales prices of the Crane common stock, regular way, as listed on the New York Stock Exchange on December 15, 1999 (i.e., $18.08) by the average of the high and low sales prices of the Crane common stock, ex-distribution --when issued, on December 16, 1999 (i.e., $16.69). Crane stock options held by Company employees continue to vest in accordance with their terms and remain exercisable until March 15, 2000. All unexercised Crane stock options held by Company employees after March 15, 2000 will be forfeited. The Committee determined to defer the award of initial option grants under the Company's Stock Incentive Plan until the January 2000 meeting of the Company's Board of Directors in light of the timing of the Distribution at the end of 1999. Option grants under the Stock Incentive Plan were made at that time, and will be reflected in the proxy statement for the Company's 2001 Annual Meeting of Shareholders.

     Restricted Stock. Mr. Kulpa, the Company's President and Chief Executive Officer, received 7,500 shares of Crane time-based restricted stock in 1999; no other Company employee was granted shares of Crane restricted stock in 1999. In connection with the Distribution, all of Mr. Kulpa's unvested shares of performance-based Crane restricted stock were canceled. All of his outstanding unvested shares of time-based Crane restricted stock were converted into 61,788 shares of restricted Company Common Stock with the same vesting schedules applicable to the Crane restricted stock. See "Summary Compensation Table" on page 7.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The base salary and incentive compensation of the Company's President and Chief Executive Officer, Barry J. Kulpa, was determined in the same manner as described above for all executive officers of the Company. Mr. Kulpa's base salary of $263,000 was set in the beginning of 1999 by the Crane Committee. In anticipation of the Distribution, the Company Committee increased Mr. Kulpa's base salary effective December 16, 1999, to $350,000, in light of his expanded responsibilities in effecting the Distribution and his subsequent position and duties as the Chief Executive Officer of a stand-alone public company. Mr. Kulpa's 1999 incentive compensation award of $202,530 under Crane's EVA plan was credited to his "account" as provided for in the EVA plan. Although Mr. Kulpa's incentive compensation award was granted under Crane's EVA plan, the Committee approved the award at its January 2000 meeting. The balance in the account is subject to increase or decrease depending upon EVA in subsequent years. See "--Short and Medium-Term Incentive Compensation." Mr. Kulpa was awarded 32,528 Crane options under the Crane Stock Option Plan in 1999, which, as discussed above, were adjusted to reflect the Distribution and will terminate on March 15, 2000 if not earlier exercised. In 1999, Mr. Kulpa was granted 7,500 shares of time-based Crane restricted stock. As discussed above, in connection with the Distribution all of Mr. Kulpa's unvested shares of performance-based Crane restricted stock were canceled and all of the unvested shares of time-based Crane restricted stock held by him were converted into 61,788 shares of restricted Company Common Stock.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code limits to $1 million per employee the deductibility of compensation paid to the executive officers required to be listed in the Company's proxy statement unless the compensation meets certain specific requirements for exemption from Section 162(m). The primary exemption under Section 162(m) is for compensation that is "performance-based" within the meaning of Section 162(m) and the applicable regulations. The Committee believes that amounts paid in the future under its EVA Incentive Compensation Plan for Executive Officers and the stock options granted under its Stock Incentive Plan will qualify for exemption as performance-based compensation for purposes of Section 162(m). The shares of time-based Company restricted stock granted in 1999 to Mr. Kulpa, however, would not satisfy the criteria for exemption from the Section 162(m) limit, and accordingly, taxable income recognized by Mr. Kulpa upon lapse of the applicable restrictions would not be deductible by the Company to the extent that such income, together with all other compensation for Mr. Kulpa in such year that did not satisfy the criteria of Section 162(m), exceeded $1 million. The Committee's present intention is to comply with the requirements of Section 162(m) except to the extent that the Committee determines that such compliance would not be in the best interests of the Company and its shareholders.

Submitted by:
The Organization and Compensation Committee
of the Board of Directors of Huttig Building Products, Inc.
E. T. Bigelow, Jr.
D. R. Gardner
J. L. L. Tullis

RETIREMENT BENEFITS

     The Company does not sponsor a defined benefit pension plan for salaried employees. However, all of the Company's officers named in the Summary Compensation Table participated in Crane's pension plan for non-bargaining employees prior to the Distribution. These officers have a non-forfeitable right in their benefits under the Crane pension plan accrued as of December 30, 1999. The accrued benefits under the Crane pension plan as of December 30, 1999 entitle the Company's officers named in the Summary Compensation Table to the following monthly payments beginning at age 65: Barry J. Kulpa, $429.98; Gregory
D. Lambert, $176.79; Carl A. Liliequist, $2,171.41; David Dean, $965.32; Stokes
R. Ritchie, $216.10; and David A. Giffin, $1,299.15.

OTHER AGREEMENTS AND INFORMATION

     The Company has entered into indemnification agreements with Barry J. Kulpa, Gregory D. Lambert and the non-employee directors of the Company other than those designated by Rugby. The Company intends to enter into such agreements with the directors designated by Rugby as soon as practicable. The Indemnification Agreements require the Company to indemnify the officers or directors to the full extent permitted by law against any and all expenses (including advances thereof), judgments, fines, penalties and amounts paid in settlement incurred in connection with any claim against such person arising out of the fact that he was a director, officer, employee, trustee, agent or fiduciary of the Company or was serving as such for another entity at the Company's request, and to maintain directors and officers liability insurance coverage or to the full extent permitted by law to indemnify such person for the lack of insurance coverage.

     Barry J. Kulpa has an agreement which, in the event of a change in control of the Company, provides for the continuation of his then current base salary, incentive compensation and benefits for the three year period following the change in control. Upon termination within three years after a change in control, by the Company without cause or by him with "Good Reason" (as defined in the agreement), Mr. Kulpa is immediately entitled to a proportionate amount of the greater of the last year's bonus or the average bonus paid in the last three years, three times the sum of his annual salary and the average of the last three years' bonuses, and all accrued deferred compensation and vacation pay. Employee benefits, medical coverage and other welfare benefits also continue until the end of the three year period. "Good Reason" under the agreement includes, among other things, any action by the Company which results in a diminution of his position, authority, duties or responsibilities. The agreement also provides that Mr. Kulpa may terminate his employment for any reason during the 30 day period immediately following the first year after the change of control, which shall be deemed "Good Reason" under the agreement. If it is determined that any economic benefit or payment or distribution by the Company to Mr. Kulpa pursuant to the agreement or otherwise (including, but not limited to, any economic benefit received by him by reason of the acceleration of rights under the Company's incentive plan) ("Payment"), is subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code, the agreement provides that the Company shall make additional cash payments to Mr. Kulpa such that after payment of all taxes including any excise tax imposed on such payments, he will retain an amount equal to the excise tax on all the Payments. The agreement is for a three-year period, but is automatically renewed annually for a three-year period unless the Company gives notice that the period will not be extended.

     Mr. Lambert and each of the Regional Vice Presidents named in the Summary Compensation Table have an Employment Agreement with the Company that provides for the continued employment of the executive unless and until the Employment Agreement is terminated (i) by the Company giving to the executive not less than 12 months' prior written notice, (ii) by the executive giving to the Company not less than 1 month's prior written notice, (iii) without notice on the executive's 65th birthday, (iv) by the Company or the executive upon 1 month's prior written notice to the other upon the executive's permanent disability or
(v) by the Company without notice if the executive (A) commits fraudulent or dishonest acts, gross negligence, or disloyalty in connection with his employment, or is convicted of a criminal act involving dishonesty (whether or not such conviction is related to his employment), (B) violates the Employment Agreement and does not cure the violation within 30 days after the receipt of written notice by the Company or (C) dies. The Company has the right to treat a notice of termination given by the executive pursuant to clause (ii), above, as effective at any time after the giving of such notice. Each Employment Agreement specifies the executive's applicable annual base salary and provides that the executive is entitled to participate in the Company's EVA incentive compensation plan in accordance with the terms of that plan. Each Employment Agreement also provides for the use of a Company automobile or the payment of an allowance intended to reimburse the executive for the expenses of his personal automobile. Each Employment Agreement provides generally for the reimbursement of expenses and the participation in the Company's customary benefits plans. If notice of termination of an Employment Agreement is given pursuant to clause (i) or (ii) of the preceding paragraph, the Company will continue to pay the executive his salary and provide all fringe benefits from the date such notice is provided up through the effective date of the termination; provided, however, that in the case of a termination under clause (i), above, if the executive breaches the Employment Agreement during the period when such severance benefits are being paid the Company will immediately upon such breach cease to be obligated to provide such severance benefits. If the Company exercises its right to treat a notice under clause (ii), above as immediately effective, the executive shall be entitled to no severance payments or benefits. The executive is obligated to use his best efforts during any applicable severance period to find other employment and severance payments will be offset by any compensation the executive receives from such other employment or could have received with reasonable efforts. Each Employment Agreement (i) prohibits the executive from engaging in other business activities during his employment without the prior written consent of the Company, (ii) requires the executive to maintain in confidence all confidential information concerning the Company and (ii) contains customary non-solicitation, no-hire and non-compete provisions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     For the fiscal year ended December 31, 1999, each director and executive officer of the Company timely filed all required reports under Section 16(a) of the Securities Exchange Act of 1934, except for one executive officer, Paul Lyle, Regional Vice President, who filed a late Form 3.

                      OTHER TRANSACTIONS AND RELATIONSHIPS

     On December 6, 1999, the Company and Crane entered into a Distribution Agreement (the "Distribution Agreement") that provided for the actions required to effect the Distribution and the allocation of assets and liabilities between the Company and Crane. On December 16, 1999, in connection with the consummation of the Distribution, the Company and Crane entered into an agreement (the "Tax Allocation Agreement") relating to the allocation of liabilities and obligations with respect to taxes and an agreement (the "Employee Matters Agreement") relating to the allocation of liabilities and obligations with respect to employee benefit plans and compensation arrangements. Certain of the Company's directors also serve as directors and an executive officer of Crane.

     The Distribution Agreement provides generally that after the Distribution, all assets and liabilities of the Company and its business will be vested solely in the Company, and that Crane will have no interest in those assets and will have no obligations with respect to those liabilities. All intercompany accounts were settled and eliminated at the time of the Distribution, with limited exceptions related to the Distribution. With respect to intercompany indebtedness, the Company paid to Crane its net cash balances of $12,898,662 on hand on the day before the Distribution in reduction of debt and, at the closing of the Distribution, paid Crane $68,000,000 in elimination of all remaining intercompany indebtedness. The Distribution Agreement requires the Company to indemnify Crane for certain losses suffered by Crane, including, without limitation, losses that relate to the Company's business (whether those losses relate to the period prior to or after Distribution) or arise as the result of the Company's breach of any agreement or covenant made to Crane in the Distribution Agreement, the Tax Allocation Agreement or the Employee Matters Agreement. Crane is similarly obligated to indemnify the Company for certain losses suffered by the Company, including, without limitation, losses that relate to the businesses of Crane (whether those losses relate to the period prior to or after the Distribution) or arise as the result of Crane's breach of any agreement or covenant made to the Company in the Distribution Agreement, the Tax Allocation Agreement or the Employee Matters Agreement.

     Under the Tax Allocation Agreement, the Company is responsible for any taxes imposed on Crane that would not have been payable but for the breach by the Company of any representation, warranty or obligation under the Tax Allocation Agreement, the tax ruling request or the Distribution Agreement. These representations, warranties and obligations relate to the Company's continuing satisfaction of certain statutory and judicial requirements necessary for the Distribution to be tax-free to the Company, Crane and its shareholders. In particular, the Company has represented generally that (1) during the two-year period following the Distribution, the Company will not enter into any transaction or make any change in its equity structure that may cause the Distribution to be treated as part of a plan pursuant to which one or more persons acquire Company stock representing a 50-percent or greater equity interest in the Company, (2) it will not repurchase outstanding Company Common Stock after the Distribution representing 20 percent or more of the outstanding Company Common Stock, and (3) following the Distribution, it will continue the active conduct of its businesses. The Company has also agreed with Crane that it will not take any of the actions described in (1) or (2) above prior to December 16, 2001 without Crane's prior written consent.

     The Exchange was effected pursuant to a Share Exchange Agreement dated October 19, 1999 among the Company, Crane and Rugby. Pursuant to the Share Exchange Agreement, immediately following the Distribution Rugby transferred to the Company all of the outstanding capital stock of Rugby USA, Inc. in exchange for newly issued shares of the Company's Common Stock. As a result, Rugby USA became a wholly owned subsidiary of the Company and Rugby received shares constituting 32% of the outstanding Common Stock of the Company.

     At the Closing of the Exchange, the Company entered into a Registration Rights Agreement with Rugby pursuant to which the Company granted Rugby certain rights to cause the Company to register for sale the shares of Common Stock received by it in the Exchange. Pursuant to the Registration Rights Agreement, so long as the shares of Common Stock owned by Rugby and that were received in the Exchange constitute at least 30%, 20%, or 10%, respectively, of the outstanding Common Stock, Rugby has the right to designate for nomination by the Board of Directors of the Company three, two and one director(s), respectively.

     Also at the Closing of the Exchange, the Company entered into a Transition Services Agreement with Rugby pursuant to which the Company agreed to provide, for a period of six months from the date of the Exchange, certain administrative services to the industrial businesses of Rugby USA. The industrial businesses of Rugby USA were transferred to an affiliate of Rugby USA immediately prior to the consummation of the Exchange and, accordingly, were not purchased by the Company.

     Certain of the Company's directors are also directors and executive officers of RMC, Rugby's parent corporation. The Share Exchange Agreement, the Registration Rights Agreement and the Transition Services Agreement were the result of arms' length negotiations with Rugby.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Organization and Compensation Committee is or has ever been an employee of the Company and no executive officer of the Company has served as a director or member of a compensation committee of another company of which any member of the Committee is an executive officer.

                     APPROVAL OF THE SELECTION OF AUDITORS

     The Board of Directors proposes and recommends that the shareholders approve the selection of the firm of Deloitte & Touche LLP as independent auditors for the Company for 2000. Deloitte & Touche LLP have been the independent auditors for the Company since 1979. Unless otherwise directed by the shareholders, proxies will be voted for approval of the selection of Deloitte & Touche LLP to audit the books and accounts of the Company for the current year. In accordance with the Company's practice, a member of the firm will attend the Annual Meeting, have an opportunity to make a statement if he desires to do so and to respond to appropriate questions which may be asked by shareholders.

                                 MISCELLANEOUS

     Solicitation of Proxies. The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and fax by directors, officers and employees of the Company, who will undertake such activities without additional compensation. To aid in the solicitation of proxies, the Company has retained Beacon Hill Partners, Inc. which will receive a fee for its services of $3,000 plus expenses. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

     Incorporation by Reference. The Report on Executive Compensation on pages 9 through 12 of this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates said report by reference and the report shall not otherwise be deemed filed under such Acts.

     Next Annual Meeting; Shareholder Proposals. The By-Laws provide that the Annual Meeting of the Shareholders of the Company will be held on the fourth Monday in April in each year unless otherwise determined by the Board of Directors. Appropriate proposals of security holders intended to be presented at the 2001 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or before November 6, 2000. In addition, the Company's By-Laws provide that if security holders intend to nominate directors or present proposals at the 2001 Annual Meeting other than through inclusion of such proposals in the Company's proxy materials for that meeting, then the Company must receive notice of such nominations or proposals no earlier than January 10, 2001 and no later than February 9, 2001. If the Company does not receive notice by that date, then such proposals may not be presented at the 2001 Annual Meeting.

-----------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSAL 2.     Please mark [X]
-----------------------------------------------------------------------------     your vote as
                                                                                  indicated in
                                                                                  this example



                                 FOR    WITHHELD                                                          FOR   AGAINST  ABSTAIN
1. Election of Directors                            2. Approval of Deloitte & Touche LLP as independent   [ ]     [ ]      [ ]
   NOMINEES:                     [ ]      [ ]          auditors for the Company for 2000.

            01 D.R. Gardner
            02 R.E. Lambourne
            03 J.L.L. Tullis


For, except vote withheld from the                  The signer hereby revokes all proxies heretofore given by the signer to vote
following nominee(s):                               at said meeting or any adjournments thereof.


--------------------------------------------------


===================================================================================================================================
                             * * * IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW * * *
===================================================================================================================================

                                                                  -------
                                                                        |                        DATE              /          /2000
                                                                        |                        ----------------------------------
                                                                        |
                                                                        |
                                                                             ------------------------------------------------------
                                                                                                 SIGNATURE(S)

                                                                             Note: Please sign exactly as name appears hereon. Joint
                                                                             owners should each sign. When signing as attorney
                                                                             executor, administrator, trustee or guardian, please
                                                                             give full title as such.


-----------------------------------------------------------------------------------------------------------------------------------
                                             FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                               ----------------------------------------------------------------------
                               [Phone Graphic]             VOTE BY TELEPHONE          [Phone Graphic]

                                                      QUICK *** EASY *** IMMEDIATE
                               ----------------------------------------------------------------------

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:  CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208 ANYTIME.
                THERE IS NO CHARGE TO YOU FOR THIS CALL.
                You will be asked to enter the CONTROL NUMBER located above your name and address in the lower right of this form.

   --------------------------------------------------------------------------------------------------------
   OPTION A:    To vote as the Board of Directors recommends on ALL items, press 1.
   --------------------------------------------------------------------------------------------------------

   --------------------------------------------------------------------------------------------------------
   OPTION B:    If you choose to vote on each item separately, press 0. You will hear these instructions.
   --------------------------------------------------------------------------------------------------------
                ITEM 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
                To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

                ITEM 2. To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.

                WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.

                                             THANK YOU FOR VOTING.




CALL * * TOLL-FREE * * ON A TOUCH-TONE TELEPHONE
            1-800-840-1208-ANYTIME
     There is NO CHARGE to you for this call.

                                     PROXY

                         HUTTIG BUILDING PRODUCTS, INC.
                 ANNUAL MEETING OF SHAREHOLDERS APRIL 10, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned does hereby appoint and constitute B.J. Kulpa and G.D. Lambert, and each of them, true and lawful agents and proxies of the undersigned, with power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendation, all shares of Huttig Building Products, Inc. held of record by the undersigned at the close of business on February 11, 2000 at the Annual Meeting of Shareholders of Huttig Building Products, Inc. to be held in the Grove II Meeting Room at the Westin Stamford Hotel, One First Stamford Place, Stamford Connecticut, on Monday, April 10, 2000 at 2:00 p.m., Eastern Daylight Time, or at any adjournment thereof with all the powers the undersigned would possess if then and there personally present, and to vote, if their discretion, upon such other matters as may come before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number on the reverse side.



                                                                SEE REVERSE SIDE


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

           YOUR VOTE IS IMPORTANT o YOU CAN VOTE IN ONE OF TWO WAYS:


1. Call TOLL-FREE 1-800-840-1208 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                  PLEASE VOTE

-------------------------------------------------------------------------------
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   Our Mission: To grow our business as a team by providing the construction industry with differentiated building products and exceptional service.


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